EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We consent to the use in this Registration Statement on Form S-11 of our reports dated August 5, 2005, relating to the balance sheet of Newkirk Realty Trust, Inc. and the financial statements and the related financial statement schedule of The Newkirk Master Limited Partnership appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the references to us under the headings “Experts’’ and “Changes in Accountants’’ in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

August 5, 2005